Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of September, 2019, by and between KushCo Holdings, Inc., a Nevada corporation (the “Company”) and the purchaser executing the purchase signature page attached hereto (the “Purchaser”);

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form S-3 (Commission File No. 333-231019), including a base prospectus and a prospectus supplement to the base prospectus, relating to the securities to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented, and includes information contained in the base prospectus and the prospectus supplement thereto (the “Prospectus”) filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430A of the rules under the Securities Act; and

WHEREAS, the Company intends to pay each of Jefferies LLC and A.G.P/Alliance Global Partners (together, the “Placement Agents”) a fee in respect of the sale of Units (as defined below) to Purchaser, and the Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with the Placement Agents that contains certain customary representations, warranties, covenants and agreements of the Company for the benefit of the Placement Agents alone.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Closing. Purchaser shall purchase from the Company, and the Company shall issue and sell to Purchaser, a number of units (the “Units”), each consisting of (i) one share (a “Share” and, collectively, the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and (ii) one warrant (the “Warrant” and, collectively, the “Warrants”) to purchase 0.5 shares of Common Stock (and the fractional amount being the “Warrant Ratio”), equal to Purchaser’s subscription amount as set forth on the signature page hereto (the “Subscription Amount”) divided by the Purchase Price (as defined below). Upon satisfaction of the conditions set forth in Section 1.3, the closing shall occur at the offices of the Company on September 30, 2019, or at such other place or on such other date as the parties shall mutually agree, but in no event later than the second (2nd) Trading Day (as defined below in Section 3.3) following the date hereof (or, if this Agreement is executed after 4:30 p.m. New York City time, the third (3rd) Trading Day) (the “Closing”). The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares”. The Warrant Shares, collectively with the Shares and the Warrants, are referred to herein as the “Securities”.

1.2 Per Unit Purchase Price. The per unit purchase price shall be equal to $1.75 (the “Purchase Price”).

1.3 Closing Conditions.

(a) As a condition to the Purchaser’s obligation to close, at the Closing, the Company shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to Purchaser the items set forth below, as appropriate:

(i) this Agreement duly executed by the Company;

(ii) the Warrants duly executed by the Company;

(iii) the representations and warranties made by the Company herein, including in Annex II hereto, shall be true and correct in all material respects on the date made and on the date of the Closing;

(iv) all covenants, agreements and conditions contained in this Agreement, including in Annex II hereto, to be performed by the Company on or prior to the date of the Closing shall have been performed or complied with in all material respects; and

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

(b) As a condition to the Company’s obligation to close, at the Closing, Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:

(i) this Agreement duly executed by Purchaser;

(ii) the Purchaser shall have complied with its obligations relating to settlement, funding and closing set forth on Annex I hereto (the terms of which are expressly incorporated into this Agreement);

(iii) the representations and warranties made by Purchaser herein shall be true and correct in all material respects on the date made and on the date of the Closing;

(iv) Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or before the Closing; and

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

(c) As of the date of the Closing, there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof.

(d) Purchaser’s obligation to purchase the Units will be subject to the termination rights set forth in the Placement Agency Agreement having not been exercised.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth in the Company’s public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to Purchaser:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or that certain Escrow Agreement dated as of the date hereof, by and among the Company, the Placement Agents and Continental Stock Transfer & Trust Company (the “Escrow Agreement,” and together with this Agreement, the “Transaction Agreements”), (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Agreements (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and the Warrant and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Agreements and the Warrant by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each of the Transaction Agreements and the Warrant have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance of the Transaction Agreements and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Agreements and the Warrants, other than (i) the filing with the SEC of a Form 8-K and prospectus supplement relating to the Registration Statement, and applicable Blue Sky filings, if any, and (ii) such as have already been obtained.

(e) Capitalization. All of the outstanding shares of the Company’s Common Stock are, and all of the Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens created by the Company. The Warrant Shares have been duly authorized, and if and when issued and delivered by the Company against payment therefor as provided by the Warrants, shall be validly issued, fully paid and nonassessable, and free and clear of all liens created by the Company. All of the outstanding shares of the Company’s Common Stock were, the Shares will be, and the Warrant Shares (if and when issued) will be, issued in material compliance with all applicable federal and state securities laws, including available exemptions therefrom, and none of such issuances were, and the issuance of the Shares and the Warrant Shares will not be, made in violation of any pre-emptive or other rights. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The issuance of the Shares and the Warrant Shares will not trigger any anti-dilution rights of any existing securities of the Company.

(f) Registration Statement. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC; and any request on the part of the SEC for additional information has been complied with.

(g) Securities Law Disclosure. The Company shall (i) by 12 noon (New York City time) on September 26th, 2019, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K, including this Agreement, the Placement Agency Agreement and the form of Warrant as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement, the Placement Agency Agreement and the form of Warrant. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Purchaser or any of its affiliates on the other hand, shall terminate.

The Company acknowledges and agrees that the Purchaser may rely on the representations and warranties made to the Placement Agents contained in Section 1 of the Placement Agency Agreement, and that the representations contained in this Section 2.1 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in the Placement Agency Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:

(a) Organization; Authority. If Purchaser is not a natural person, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by the Transaction Agreements has been duly authorized by all necessary corporate or similar action on the part of Purchaser. The Transaction Agreements to which it is a party have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms thereof, will constitute valid and legally binding obligations of Purchaser, enforceable against it in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Information; Confidentiality. Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Units as have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Purchaser understands that its investment in the Units involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

(c) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

(d) Sales; Short Selling. From and after the date Purchaser received any information about the existence of this offering, Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood, provided that, for the avoidance of doubt, the locating and/or borrowing of shares of Common Stock shall not be included in this Section 2.2(d)) any equity security of the Company. Purchaser covenants that it will not, nor will it authorize or permit any person acting on its behalf to, engage in any such transactions until following the public disclosure of the transaction as contemplated by Section 2.1(g).

(e) Information Regarding Purchaser. Purchaser has provided the Company with true, complete, and correct information regarding all applicable items set forth on Purchaser’s signature page to this Agreement.

(f) Placement Agents as Beneficiaries. Purchaser expressly acknowledges and agrees that all representations, warranties, covenants and agreements made or given by the Purchaser to the Company herein, are also irrevocably made and given for the benefit of the Placement Agents and that the Placement Agents are entitled to rely on the same in connection with the placement of the Units as if such representations, warranties, covenants and agreements, as applicable, were made directly to the Placement Agents.

(g) Non-Reliance on Placement Agents. Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Units and not to the Purchaser. Purchaser further acknowledges that (i) the Placement Agents, their affiliates, and their respective representatives make no representation or warranty with regard to the merits of the offering of the Units or as to the completeness or accuracy of any information or materials such Purchaser may have received in connection therewith, and Purchaser has not relied and will not rely on any information, representations or advice furnished by or on behalf of any of the Placement Agents, their affiliates or their respective representatives, orally or in writing, in making a decision to purchase the Units, (ii) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Units, (iii) it will be purchasing Units based on the results of its own due diligence investigation of the Company and (iv) it has negotiated the offer and sale of the Units directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment.

(h) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof is, either (i) an institutional investor as such term is used in Section 5542(b)(8) of the Uniform Securities Act of 2002 or (ii) a resident of the State of California who, by reason of his or her business or financial experience has the capacity to protect his or her own interests in connection with the transaction contemplated by this Agreement and such Purchaser is purchasing the Securities for his or her own account (or a trust account if the Purchaser is a trustee) and not with a view to or for sale in connection with the distribution of the Securities.

ARTICLE III

MISCELLANEOUS

3.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Units.

3.2 Entire Agreement. This Agreement, together with the annexes, exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email address at the facsimile number or email address on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the signature pages attached hereto. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s Common Stock is traded on a national securities exchange or over-the-counter market, or, if the Company’s Common Stock is not then eligible for trading on a national securities exchange or over-the-counter market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.7 Termination. In the event that the Placement Agency Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action or obligation on the part of the parties hereto.

3.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Units.

3.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.12 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested, but not the posting of any surety or similar bond. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate.

3.13 Exculpation of the Placement Agents. Each of the Company and Purchaser agrees for the express benefit of the Placement Agents, their affiliates and their respective representatives that:

(a) None of the Placement Agents, their affiliates or their representatives: (i) have any duties or obligations under this Agreement; (ii) shall be liable for any improper payment made in accordance with this Agreement and the information provided herein by the Company; (iii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence or willful misconduct or required by law.

(b) The Placement Agents, their affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

3.14. Indemnification of Placement Agents. The Purchaser agrees to indemnify and hold harmless the Placement Agents, their affiliates and their respective representatives from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any improper payment or settlement of the Shares or Warrants made in accordance with this Agreement and the information provided herein by the Purchaser.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KUSHCO HOLDINGS, INC.

By:
Name:
Title:

Address for Notice:

KushCo Holdings, Inc.

6261 Katella Avenue, Suite 250

Cypress, California 90630

Attention: Arun Kurichety

With a copy to (which shall not constitute notice):

Reed Smith LLP
599 Lexington Avenue, 26th Floor
New York, New York 10022
Facsimile: (212) 521-5450

Attn: Aron Izower and Marc D. Hauser

Subscription Amount: $_______________________________

Purchase Price Per Unit: $________________________

Total Units: _______________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: _____________ __, 2019

____________________________________
PURCHASER

By:_______________________________________
Print Name:_________________________________
Title:______________________________________
Address:___________________________________

Annex I

Closing and Delivery of the Units and Funds.

1.	Closing.

The Purchasers will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the time and date of the Closing. At the Closing, the Company shall cause Action Stock Transfer Corporation (the “Transfer Agent”) to deliver to the Purchaser the number of Shares set forth on the signature page to the Agreement registered in the name of the Purchaser or, if so indicated on the Purchaser Questionnaire attached hereto as Exhibit A-1, in the name of a nominee designated by the Purchaser and (b) the aggregate purchase price for the Units being purchased by the Purchaser will be delivered by or on behalf of the Purchaser to the Company.

2.	Delivery of Funds.

The Purchaser shall settle the Shares purchased by such Purchaser through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system or shall receive the Shares in book-entry format in the name of the beneficial holder. No later than one (1) business day after the execution of the Agreement by the Purchaser and the Company, the Purchaser shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Purchaser to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of the date hereof, by and among the Company, the Placement Agents and Continental Stock Transfer & Trust Company (the “Escrow Agent”):

Continental Stock Transfer & Trust Company

ABA # 021000021

Account Name: Continental Stock Transfer & Trust Company as Agent for Kushco Holdings Inc September 2019 Escrow

Account Number: 475-479939

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Purchasers to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in Section 1.3 of the Agreement. The Company and the Purchaser agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 2 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in the Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

3.	Delivery of Units.

No later than one (1) business day after the execution of the Agreement by the Purchaser and the Company, the Purchaser, if the Shares are to be issued in street name on behalf of the Purchaser, shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Purchaser are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent, to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Purchaser by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 2 above, the Company shall direct the Transfer Agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC.

If the Purchaser elects to hold the Shares in the name of the beneficial holder, the Shares shall be issued in book-entry format. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 2 above, the Company shall direct the Transfer Agent to issue the Shares pursuant to the ownership information provided by the Purchaser.

At the Closing, the Company shall cause to be delivered to the Purchaser a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Total Units set forth on the signature page by the Warrant Ratio and rounding up to the nearest whole number.

EXHIBIT A-1

PURCHASER QUESTIONNAIRE

Pursuant to Section 1 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Purchaser and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Units are maintained):
6. DTC Participant Number:
7. Name of Account at DTC Participant being credited with the Shares:
8. Account Number at DTC Participant being credited with the Shares:

Annex II

Additional Agreements by the Company.

Section 1. Additional Representations and Warranties. Except as set forth in the Company’s public filings under the Exchange Act, the Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to the Purchaser:

1.1 Litigation. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending, or to the Company’s knowledge, threatened against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Escrow Agreement, the Securities Purchase Agreements or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is no pending or, to the Company’s knowledge, contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.

1.2. Transactions With Affiliates and Employees. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required, none of the officers or directors of the Company or any of its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

1.3. No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2 of the Agreement, neither the Company, nor any of its affiliates, nor any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”) acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Section 2. Additional Covenants of the Company.

2.1. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

2.2. Warrant Shares. The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance of the Warrant Shares effective during the term of the Warrants.

2.3. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Agreement, the Placement Agency Agreement or Warrant or under any other agreement between the Company and the Purchaser.

2.4. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Agreement, the Placement Agency Agreement and the Warrant, which shall be disclosed pursuant to Section 2.1(g) of the Agreement, neither the Company, nor any other Person acting on behalf of the Company, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to the Agreement, the Placement Agency Agreement or Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

2.5.  Indemnification of Purchasers. Subject to the provisions of this Section 2.5, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Agreement or in the Placement Agency Agreement or Warrant or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Agreement, the Placement Agency Agreement or Warrant (except to the extent, but only to the extent that such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Agreement, the Placement Agency Agreement or Warrant or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to the Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under the Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in the Agreement, the Placement Agency Agreement or Warrant. The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

2.6. Agreement Not to Offer or Sell Additional Common Stock. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Purchaser (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any shares of Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares of Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any shares of Common Stock or Related Securities; (iv) in any other way transfer or dispose of any shares of Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of Common Stock or Related Securities; (vii) submit, file or request the Commission to declare effective any registration statement under the Securities Act in respect of any shares of Common Stock or Related Securities (other than as contemplated by (1) the Agreement with respect to the shares of Common Stock, (2) the registration rights agreement, dated August 21, 2019, by and among the Company and the investors listed therein with respect to 500,000 shares of Common Stock issuable upon exercise of warrants referenced therein and (3) clause (D) of the proviso below with respect to shares of Common Stock issuable upon exercise of warrants); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue shares of Common Stock or options to purchase shares of Common Stock, or issue shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or board advisory agreement, but only if the holders of such shares of Common Stock or options agree in writing with the Placement Agents not to sell, offer, dispose of or otherwise transfer any such shares of Common Stock or options during such Lock-up Period without the prior written consent of the Placement Agents (which consent may be withheld in their sole discretion); (C) issue shares of Common Stock upon exercise of any warrants or the conversion of any convertible security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the terms of such securities are not amended or modified to increase the number of shares of Common Stock issuable upon exercise or conversion of such securities, to reduce the exercise or conversion price of such securities or to extend the term of any such securities; (D) issue warrants exercisable for 1 million shares of Common Stock in connection with the Company’s contemplated equipment financing with Monroe Capital Management Advisors, LLC or its affiliates; (E) issue shares of Common Stock in connection with the earn-out payment pursuant to the Membership Interest Purchase Agreement, dated July 11, 2018, between the Company and the members of Zack Darling Creative Associates, LLC; (F) issue 200,000 shares of Common Stock in connection with the holdback payment pursuant to the Agreement and Plan of Merger, dated April 10, 2018, by and among the Company, KCH Energy, LLC, Summit Innovations, LLC and Mark Driver, as amended; (G) enter into an agreement providing for the issuance by the Company of shares of Common Stock, or any Related Security, in connection with the acquisition by the Company or any subsidiary of the securities, business, technology, property or other assets of another person or entity, or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition and the issuance of any such securities pursuant to any such agreement; or (H) enter into any agreement providing for the issuance of shares of Common Stock or Related Securities in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any securities pursuant to any such agreement; provided, however, that the number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (G) and (H) together in the aggregate shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by the Agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Common Stock.

Section 3. Termination. The Agreement may be terminated by the Purchaser by written notice to the Company and the Placement Agents, if the Closing has not been consummated on or before October 4, 2019; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).